UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010 (April 30, 2010)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As disclosed in the Notice of Annual Meeting of Stockholders and Proxy Statement of Mead Johnson Nutrition Company (the “Company”), dated as of April 2, 2010 (the “Proxy Statement”), the Company is holding its annual general meeting of stockholders on May 11, 2010 (the “Meeting”). The purpose of the Meeting, among other matters, is to elect nine director nominees to the Company’s board of directors (the “Board”), including two new independent director nominees, Mmes. Kimberly A. Casiano and Anna C. Catalano (the “New Directors”). In anticipation of the election at the Meeting of the New Directors to the Board, Mr. James M. Cornelius provided notice to the Company that he has resigned from each of the Board’s Compensation and Management Development Committee and Nominating and Corporate Governance Committee (collectively, the “Committees”), effective as of April 30, 2010. Mr. Cornelius will continue to serve as a director of the Company and as the Company’s non-executive Chairman of the Board. The Company expects that, after the Meeting, the Board will appoint the New Directors to the Committees. As a result, each of the Committees, as well as the Board’s Audit Committee, will consist solely of “independent” directors in accordance with the listing standards of the New York Stock Exchange (the “NYSE”), well in advance of the December 23, 2010 deadline for such compliance imposed by the NYSE listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010

MEAD JOHNSON NUTRITION COMPANY

By:	/S/ STANLEY D. BURHANS
Stanley D. Burhans
Vice President & Controller